                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                              Tasty Baking Company
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Elizabeth H. Gemmill
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                             TASTY BAKING COMPANY

                           2801 HUNTING PARK AVENUE
                       PHILADELPHIA, PENNSYLVANIA 19129

                                    ------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON APRIL 26, 1996

                                    ------

TO OUR SHAREHOLDERS:

   The Annual Meeting of Shareholders of Tasty Baking Company (hereinafter called the "Company") will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, on Friday, April 26, 1996, at 11:00 A.M., for the following purposes:

       (1) to elect three directors in Class 1 to hold office until the Annual Meeting of Shareholders in 1999, and until their successors are elected and qualified;
       (2) to approve the selection of Coopers & Lybrand L.L.P. as independent certified public accountants for the fiscal year ending December 28, 1996; and
       (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only shareholders of record at the close of business on February 15, 1996, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

  ELIZABETH H. GEMMILL, Esq.
  Vice President and Secretary

Philadelphia, Pennsylvania, March 20, 1996

---------------------------------------------------------------------------

SHAREHOLDERS ARE REQUESTED TO SIGN, MARK, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

---------------------------------------------------------------------------

                             TASTY BAKING COMPANY
                           2801 Hunting Park Avenue
                       Philadelphia, Pennsylvania 19129
                                 215-221-8500

                                  ------------

                           PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 26, 1996

                                  ------------

                                 INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tasty Baking Company (hereinafter called the "Company" or "Tasty") to be used in voting at the Annual Meeting of Shareholders to be held on Friday, April 26, 1996 at 11:00 A.M., at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy and the Company's 1995 Annual Report, including Consolidated Balance Sheets as of December 30, 1995 and December 31, 1994 and Consolidated Statements of Operations and Retained Earnings, Changes in Capital Accounts and Cash Flows for the fiscal years ended December 30, 1995, December 31, 1994 and January 1, 1994, have been mailed on or before March 20, 1996 to each shareholder of record at the close of business on February 15, 1996.

   You are requested to sign, mark and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience.

   Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The persons designated as the proxies shall have the discretionary authority to vote cumulatively for the election of Directors and to distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying Proxy) to assure the election of the nominees of the Board of Directors. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. As provided by the laws of Pennsylvania, a shareholder may revoke the Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

   The expense of soliciting Proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, Proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone and possibly by facsimile transmission. At the Annual Meeting, in accordance with past practice, shareholders will be requested to approve the minutes of the 1995 Annual Meeting of Shareholders. The approval requested will be for the minutes, and not the underlying actions taken by the shareholders at that meeting.

   As hereinafter used, and unless otherwise provided, the term "Executive Officers" refers to the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President, Human Resources, the Vice President, Sales and Marketing, and the Vice President, Manufacturing.

                              VOTING SECURITIES

GENERAL

   Each holder of record of the Company's Common Stock at the close of business on February 15, 1996 is entitled to one vote per share on matters that come before the meeting, except that cumulative voting rights may be exercised with respect to the election of Directors as described in the following paragraph.

CUMULATIVE VOTING

   A shareholder wishing to exercise cumulative voting rights in the election of Directors may multiply the number of shares which he or she is entitled to vote by the total number of Directors to be elected (three) and may distribute the total number of such votes among one or more nominees in such proportion as he or she desires. The proxies shall have the discretionary authority to vote cumulatively and to distribute such votes among the nominees so as to assure the election of the nominees of the Board of Directors, except such nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

   At the close of business on February 15, 1996, there were outstanding 6,184,850 shares of the Company's Common Stock entitled to vote at the Annual Meeting.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth, as of February 15, 1996, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the Directors and nominees, and by all Directors and Officers of the Company as a group:

                                   Amount and Nature of Beneficial
                                               Ownership
   Name and Address of              ----------------------------------        Percent of
    Beneficial Owner                     Direct           Indirect            Shares(1)
 --------------------------------   ------------   -------------------       ------------
Philip J. Baur, Jr.                    89,048      208,513(2)(3)(5)(6)           5
 2801 Hunting Park Avenue
 Philadelphia, PA 19129

Marie B. Dillin                          --        726,399(3)(4)(6)(7)          11
 1408 S. Highland Park Drive
 Lake Wales, FL 33853

     Name of Director and/or
  Nominee and Executive Officer
 --------------------------------
Fred C. Aldridge, Jr.                  38,337(9)           --                     *
Philip J. Baur, Jr.                    89,048      208,513(2)(3)(5)(6)            5
G. Fred DiBona, Jr.                      --                --                     *
James L. Everett, III                  19,992(9)           --                     *
Nelson G. Harris                       70,249(9)           --                     1
John M. Pettine                        50,667(8)           --                     *
Harold F. Still, Jr.                    1,000              --                     *
Judith M. von Seldeneck                 1,000              --                     *
Carl S. Watts                          63,767(8)           --                     1
William E. Mahoney                     18,000(8)           --                     *
W. Dan Nagle                           30,236(8)           --                     *
Paul M. Woite                           5,052(8)           --                     *
All Directors and Executive
  Officers as a Group (12
  persons)                            387,348(8)   208,513(2)(3)(5)(6)            9

* Representing less than 1% of the outstanding stock.

------
(1) Based on information furnished to the Company by the respective shareholders, or contained in filings made with the Securities and Exchange Commission. For purposes of this table, if a person has or shares voting or investment power with respect to such shares, they are considered beneficially owned by that person under rules of the Securities and Exchange Commission. As a result, in some cases, the same shares are listed opposite more than one name in the table. The table also includes shares which are the subject of presently exercisable stock options granted to certain officers and directors of the Company under stock option plans of the Company. Such shares are deemed outstanding for the purpose of computing the percentage ownership of such officers and directors individually and in the aggregate. The total number of shares held by shareholders of the Company who were known by the Company to own beneficially more than 5% of the outstanding Common Stock, after elimination of duplication, is 911,565 or 14% of the outstanding shares of Common Stock.

(2) Includes (i) 12,217 shares in a trust of which Philip J. Baur, Jr. has sole voting and investment power, (ii) 10,794 shares owned by the Philippian Foundation, a charitable foundation of which Mr. Baur is trustee and has sole voting and investment power and (iii) 10,787 shares owned by Mr. Baur's spouse. Also includes 31,226 shares held in three trusts of which Mr. Baur and CoreStates Bank N.A. are co-trustees and share investment power. Mr. Baur has sole power to vote all shares held in these three trusts.

(3) Includes 105,395 shares held in two trusts created by Emma M. Baur, deceased, Philip J. Baur, Jr. and Marie B. Dillin are co-trustees and share voting and investment power.

(4) A total of 444,004 shares are held in three trusts created under the will of Philip J. Baur, deceased, of which First Fidelity Bank and Marie B. Dillin are co-trustees and share investment power. Marie B. Dillin has sole power to vote all the shares held in the three trusts.

(5) Includes 31,094 shares held in a trust created through distribution of the Estate of Marguerite E. Baur, deceased. Philip J. Baur, Jr. and Edwin
    R. Boynton are co-trustees for the trust. Mr. Baur has sole power to vote all shares held in the trust.

(6) Includes 7,000 shares held in a trust created through distribution of the Estate of Marguerite E. Baur, deceased. Marie B. Dillin and Steven P. Crouse are co-trustees. Philip J. Baur, Jr. has sole power to vote all shares held in the trusts and shares investment power with respect to these shares with the co-trustees.

(7) Includes 170,000 shares held in a trust created by Marie B. Dillin, of which Marie B. Dillin and Northern Trust Bank are co-trustees and share voting and investment power.

(8) Includes presently exercisable options for 23,000, 50,000, 18,000, 23,750 and 3,000 shares for Messrs. Pettine, Watts, Mahoney, Nagle and Woite, respectively, granted to them under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan and 1994 Long Term Incentive Plan.

(9) Includes presently exercisable replacement options for 16,037, 16,037, and 26,366 shares granted to Mr. Aldridge, Mr. Everett and Mr. Harris respectively under the Company's 1993 Replacement Option Plan (P&J Spin-Off).

                       DIRECTORS AND EXECUTIVE OFFICERS

   At the Annual Meeting, three persons will be elected to the Board of Directors as Class 1 Directors to serve for three years and until the Annual Meeting in 1999. The Company's Charter and By-Laws, as amended by the Shareholders at the Special Meeting held on December 20, 1985 and as further amended by the Shareholders at the Annual Meetings held on April 21, 1989, April 29, 1992 and June 2, 1995, provide for three classes of directors with staggered terms of three years each. At present, Class 2 Directors will hold office until the Annual Meeting of Shareholders in 1997 and Class 3 directors will hold office until the Annual Meeting of Shareholders in 1998 with the members of each class to hold office until their successors are elected and qualified.

   Pursuant to the Retirement Policy of the Board of Directors, Harold F. Still, Jr., who is a Class 1 Director will retire effective as of this Annual Meeting of Shareholders. The Nominating Committee recommended that G. Fred DiBona, Jr., be nominated for election as a Class 1 Director to fill the resulting vacancy at the Annual Meeting to be held on April 26, 1996. The Board of Directors unanimously approved the recommendation.

   Listed below are the nominees for the Board of Directors, as well as the remaining Directors and Executive Officers of the Company. Messrs. Aldridge and Pettine are incumbent Directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders, provided that, as set forth above, the proxies have discretionary authority to cumulate their votes. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director, but, if that should occur, the Board of Directors reserves the right to nominate another person.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES:

   NOMINEES FOR DIRECTORS -- CLASS 1 (TERM EXPIRES AT ANNUAL MEETING IN 1999):

   Fred C. Aldridge, Jr. (age 62) -- Mr. Aldridge was elected a Director in April, 1981. He is a senior partner at the Philadelphia law firm of Stradley, Ronon, Stevens & Young, counsel to the Company, President of The Grace S. and
W. Linton Nelson Foundation, a charitable foundation, and President of Preston Drainage Company, a Pennsylvania public utility company. He is a Director of PrimeSource Corporation.

   G. Fred DiBona, Jr. (age 45) -- Mr. DiBona has been President and Chief Executive Officer of Independence Blue Cross since 1990. He is also a director of Philadelphia Suburban Corporation, Pennsylvania Savings Bank and Magellan Health Services, Inc. and Chairman of the Blue Cross and Blue Shield Association.

   John M. Pettine (age 53) -- Mr. Pettine was elected a Director in April, 1992. Mr. Pettine was elected Vice President and Chief Financial Officer of the Company in April 1991. He had served as Vice-President, Finance since December, 1983. He is a Director of PrimeSource Corporation.

   DIRECTORS -- CLASS 2 (TERM EXPIRES AT ANNUAL MEETING IN 1997):

   James L. Everett, III (age 69) -- On August 1, 1988, Mr. Everett retired as Chairman of the Board and Chief Executive Officer of PECO Energy Company, a position he had held since June, 1982. Mr. Everett is also a Director of Lockheed Martin Corporation. He has served as a Director of the Company since 1970.

   Nelson G. Harris (age 69) -- Mr. Harris was elected a Director of Tasty Baking Company in April, 1979, President of the Company in September, 1979, Chief Executive Officer in April, 1981 and Chairman and Chief Executive Officer in February, 1991 in which capacity he served until his retirement on May 1, 1992. Mr. Harris presently serves as Chairman of the Executive Committee of the Board of Directors. He is a Director of the CoreStates Financial Corp., American Water Works Company, Inc. and PECO Energy Company.

   Carl S. Watts (age 52) -- Mr. Watts was elected a Director in April, 1992. Mr. Watts was elected President and Chief Executive Officer, effective May 1, 1992 and was elected President of the Company in February 1991. He joined the Company in 1967 and has held a variety of positions in the Sales and Marketing Department. He became Vice President of Sales and Marketing in September, 1985 and President of the Tastykake Division in November, 1989.

   DIRECTORS -- CLASS 3 (TERM EXPIRES AT ANNUAL MEETING IN 1998):

   Philip J. Baur, Jr. (age 65) -- On December 31, 1987, Mr. Baur retired as President of Tastykake, Inc. a position he had held for more than fourteen years. Mr. Baur has been a Director of the Company since 1954 and Chairman of the Board since 1981. He is a Director of PrimeSource Corporation, Pennsylvania Manufacturers' Association and Pennsylvania Manufacturers' Association Insurance Company. Mr. Baur may be deemed a "control person" of the Company.

   Judith M. Von Seldeneck (age 55) -- Mrs. von Seldeneck was elected a Director in July, 1991. She is the Chief Executive Officer of Diversified Search Companies, a general executive search firm. Mrs. von Seldeneck is also a Director of Meridian Bancorp, Inc., Keystone Insurance Company and Triple A MidAtlantic.

   During the fiscal year ended December 30, 1995, seven scheduled meetings of the Board of Directors were held. In addition, an aggregate of six meetings of the committees of the Board of Directors were held in that period. Attendance at the Board of Directors meetings and committee meetings averaged 98% among all directors during 1995. Each director attended 90% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

   During the Company's last fiscal year, the Company paid Mr. Aldridge $75,000 in consideration for legal services rendered to the Company. Stradley, Ronon, Stevens & Young was separately compensated for its legal services to the Company.

   During fiscal year 1995 non-officer directors of the Company's were each paid an annual retainer fee of $12,000 and a fee of $800 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee Chairmen received $1,000 for attendance at committee meetings. Non-officer directors who have ceased to be directors and who have reached age 65 with five or more years of service on the Board of Directors are entitled to receive an annual retirement benefit equal to the greater of $16,000 or the amount of the annual retainer fee in effect on the date the director ceases to be a director. This benefit will be paid monthly to the retired director until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of the Company.

   The Company has entered into a Trust Agreement with Meridian Trust Company for the benefit of directors. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the retirement benefits in the event of a change in control of the Company.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants, keeping the Board informed with respect to the Company's accounting policies and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit. James L. Everett, III is the Chairman of the Audit Committee and Messrs. Fred C. Aldridge, Jr. and Harold F. Still, Jr. are members of the Committee. During the fiscal year ended December 30, 1995, there were two meetings of the Audit Committee.

   The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President and Chief Executive Officer and the other key executive officers of the Company, including salary, bonus and benefits under the various compensation plans maintained by the Company. Judith M. von Seldeneck is Chairman of the Compensation Committee and Nelson G. Harris, and Harold F. Still, Jr. are members of the Committee. During the fiscal year ended December 30, 1995, there was one meeting of the Compensation Committee.

   The Board of Directors has a standing Executive Committee. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management and conduct of the business of the Company, subject to subsequent ratification and approval of the Board of Directors, and periodically reviews the Company's employee benefit retirement plans and reports and makes recommendations to the Board of Directors on the administration and performance of these plans. Nelson G. Harris is the Chairman of the Executive Committee and Carl S. Watts, Fred C. Aldridge, Jr. and James L. Everett, III are members of the Committee. During the fiscal year ended December 30, 1995, there were two meetings of the Executive Committee.

   The Board of Directors has a standing Nominating Committee charged with the responsibility of making their recommendations annually to the Board with respect to those persons for whose election as Directors by the shareholders proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected Directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee, and, if nominated or elected, that he or she will serve as a Director. Recommendations should be sent to the Secretary of the Company by December 1, 1996. Philip J. Baur, Jr. is the Chairman of the Nominating Committee and Carl S. Watts and Nelson G. Harris are members of the Committee. The Committee met on December 13, 1995 and February 2, 1996, to consider and recommend the candidates to be nominated for election at this meeting.

   EXECUTIVE OFFICERS (Not Also Directors):

   William E. Mahoney (age 56) -- Mr. Mahoney was elected Vice President, Human Resources, in December, 1984. He joined the Company in 1972 and served as Director of Industrial Relations and Personnel from 1982 to 1984.

   W. Dan Nagle (age 49) -- Mr. Nagle was elected Vice President, Sales and Marketing in November 1989. He joined the Company in 1984 as Director of Marketing and became Director of National Sales in 1986.

   Paul M. Woite (age 56) -- Mr. Woite was elected Vice President, Manufacturing, on April 21, 1995. Mr. Woite was Manager, Maintenance Operations from May 1989 to October 1993 and Director, Engineering & Maintenance from October 1993 to April 1995. He joined the Company in 1963.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 30, 1995.

                        SUMMARY COMPENSATION TABLE (1)


                                                         Long-term
Name                     Annual Compensation           Compenssation(2)
and               ---------------------------------    ----------------
Principal                                                  Stock          All Other
Position            Year       Salary        Bonus        Options       Compensation(3)
 ---------------   ------   ----------    ----------   --------------   --------------
C. S. Watts         1995     $290,000     $121,500         35,000             $5,424
President &         1994      260,000      135,000         35,000              3,273
CEO                 1993      225,000      125,000         38,000              1,077

J. M. Pettine       1995      154,000       59,400          7,500                541
Vice Pres. &        1994      148,000       66,000          7,500                520
CFO                 1993      141,500       59,000         23,000                522

W. D. Nagle         1995      142,000       54,000          7,500              2,914
Vice Pres.,         1994      133,000       60,000          7,500                819
Sales & Mktg.       1993      126,500       48,000         22,250                823

W. E. Mahoney       1995      134,500       58,500          7,500              2,782
Vice Pres.,         1994      128,500       55,000          7,500              3,586
Human Res.          1993      122,500       46,000         16,500              1,872

P. M. Woite         1995      115,000       34,200         15,000                541
Vice Pres.,         1994       91,000       23,500              0                450
Manufacturing       1993       87,308       19,000              0                450

------
(1) This table does not include columns for Other Annual Compensation, Restricted Stock Awards, and Long-Term Incentive Plan Payouts. The Company had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for any named executive officer.
(2) See description on page 7. In addition, at year-end, P.M. Woite held 1,407 shares of restricted stock which had a market value of $17,060. Restrictions will lapse by October 19, 2000. Mr. Woite receives dividends on these shares.
(3) Includes contributions made for all executive officers under the Company's Thrift Plan and term life insurance premiums paid on behalf of each executive. In 1995 Messrs. Watts, Pettine, Nagle, Mahoney and Woite each received contributions of $450 under the Thrift Plan and imputed values of $4,974, $91, $2,464, $2,332 and $91, respectively, for term life insurance premiums.

                      OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information on fiscal year 1995 grants of options to the named executives to purchase shares of the Company's common stock.

                                         Individual Grants
--------------------------------------------------------------------------------------------------
                                   % of Total
                                     Options
                                   Granted to          Exercise
                     Options      Employees in          Or Base      Expiration      Grant Date
     Name          Granted (1)  Fiscal year (2)       Price/Share       Date       Present Value(3)
---------------   -----------   ---------------      -------------   ------------  ---------------
C. S. Watts          35,000          36.84%             $13.375      12/05/2005      $ 57,860
J. M. Pettine         7,500           7.89               13.375      12/05/2005        12,399
W. D. Nagle           7,500           7.89               13.375      12/05/2005        12,399
W. E. Mahoney         7,500           7.89               13.375      12/05/2005        12,399
P. M. Woite          15,000          15.79               13.375      12/05/2005        24,797

------
(1) One-fifth of the options become exercisable on grant and one-fifth on each anniversary of grant until fully exercisable after four years from grant.
(2) The Company granted options representing 95,000 shares to key executives in fiscal 1995.
(3) To determine grant date present value, the Company used the Black-Scholes model of option valuation, discounted by 50% to reflect lack of marketability, non-transferability, the fact that the options may be subject to forfeiture, and the fact that only a portion of the options are immediately exercisable. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten year option term for the grants. Other assumptions used for the valuations are: risk-free interest rate of 5.71%; annual dividend yield of 4.00% and volatility of 28.35%.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

   The following table provides information on option exercises in fiscal year 1995 by the named executive officers and the value of such officers' unexercised options at December 31, 1995.

                                                        Number of Unexercised                   Value of Unexercised in-the-Money
                     Shares                          Options at Fiscal Year-End                  Options at Fiscal Year-End (1)
                    Acquired      Value       --------------------------------------------  -------------------------------------
                  On Exercise    Realized        Total     Exercisable     Unexercisable    Total     Exercisable   Unexercisable
                  -------------  ----------   ---------   -------------   ---------------   -------  -------------  -------------
C. W. Watts       None              $0         108,000       50,000           58,000          $0         $0              $0
J. M. Pettine     None               0          38,000       23,000           15,000           0          0               0
W. D. Nagle       None               0          37,250       23,750           13,500           0          0               0
W. E. Mahoney     None               0          31,500       18,000           13,500           0          0               0
P. M. Woite       None               0          15,000        3,000           12,000           0          0               0

------
(1) These columns represent the difference on December 31, 1995 between the market price of the Company stock and the option exercise price.

                                 PENSION PLAN

   The following table shows the approximate annual retirement benefits which will be payable in total under the Company's Pension Plan and Supplemental Executive Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.


          Final
         Average            Years of Service
      Remuneration          15 or more years
      --------------        ----------------
        $125,000                $ 56,250
         150,000                  67,500
         175,000                  78,750
         200,000                  90,000
         225,000                 101,250
         250,000                 112,500
         300,000                 135,000
         350,000                 157,500


   The Company has a defined benefit, non-contributory pension plan which covers substantially all employees, including the executive officers named above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered by the plan includes salaries and bonuses paid to plan participants as reflected in the Summary Compensation Table (see page 7). Benefits under the plan are calculated as a percentage of average remuneration over the last five years of employment, which percentage depends on the employee's total number of years of service. Benefits under the pension plan are subject to reduction for Social Security and are presently restricted under Federal tax law to a maximum of $120,000 per year. Messrs. Watts, Pettine, Nagle, Mahoney and Woite have 28-3/4, 23-1/4, 11-3/4, 23-1/2 and 32-1/2 years, respectively, of credited service under the plan.

   The Supplemental Executive Retirement Plan ("SERP") was adopted by the Board of Directors effective February 18, 1983 in order to encourage key executives to continue in the service of the Company. The SERP is designed to provide to key executives upon their retirement a supplemental retirement benefit monthly equal to the difference between (i) 45% of the average 60 highest calendar months compensation paid by the Company or subsidiary, as the case may be, during the 120 calendar months immediately preceding the executive's separation from service, and (ii) the sum of the executive's primary monthly Social Security Benefits, monthly payments which the executive would be eligible to receive under the Tasty Baking Company Pension Plan on a single life annuity basis, and any other monthly retirement benefits for which the executive is eligible. The SERP was amended by the Board of Directors on May 15, 1987 to provide for benefits to the surviving spouse of a deceased executive in the same percentage or proportion, if any, as the surviving spouse would be entitled to receive under the Tasty Baking Company Pension Plan.

   The Company has also entered into a Trust Agreement with Meridian Trust Company for the benefit of the participants in the SERP. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the trustee to enable it to purchase annuity contracts to fund the SERP in the event of a change in control of the Company.

TERMINATION ARRANGEMENTS

   In 1988, certain key executives entered into Employment Agreements with the Company which contained termination arrangements. Pursuant to those arrangements, Messrs. Watts, Pettine, Nagle, and Mahoney will receive annually for three years a minimum of $298,500, $158,000, $146,000, and $139,000, respectively, upon termination of their employment under the following circumstances: (a) termination by the Company except for cause or upon death, retirement or three years prior notice, (b) termination by the executive because his authority or duties are changed so as to be inconsistent with his training and experience or (c) termination by the executive because of a breach of his Employment Agreement by the Company. This payment would be in addition to any other damages which the executive may suffer as a result of such termination.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

   The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, and 1994 Long Term Incentive Plan. The Company's Compensation Committee (the "Committee") (see p. 5) annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary and bonuses.

   Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return (see p. 11) is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years, with budgets, with the Company's competitors and peer group.

   The Compensation Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. The Committee then exercises business judgment based on all of these criteria and the purposes of the executive compensation program.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. Watts, President and Chief Executive Officer of the Company, joined the Company in 1967 and held a variety of positions in the Sales and Marketing Department until he became President in February 1991 and Chief Executive Officer on May 1, 1992. For fiscal year 1995, Mr. Watts had a base salary of $290,000. He was awarded 35,000 stock options valued at $57,860 (see page 7) under the 1994 Long Term Incentive Plan by the Plan Committee. The Compensation Committee determined that Mr. Watts should be awarded a bonus of $121,500 for 1995 under the Management Incentive Plan and that his base salary for 1996 should be increased from $290,000 to $298,500.

   In reviewing Mr. Watts' compensation for 1995 and determining its recommendation of Mr. Watts' bonus compensation for 1995 and base salary adjustment for 1996, the Committee considered shareholder total return in 1995, the execution of the Company's strategic plan, specific corporate performance measures and Mr. Watts' performance in connection with those measures and against specific goals and criteria the Committee had established to measure his performance in 1995 as the Company's Chief Executive Officer.

   The Committee noted that shareholder returns and Company sales and net income had not met expectations for 1995 although, from an historical perspective, sales and earnings were comparatively good. The Committee considered that these results were caused by factors which Mr. Watts could not have anticipated and over which he had no control and were symptomatic for the industry as a whole. He reacted to the situation in a professional manner and took appropriate steps which, notwithstanding the difficulties encountered, resulted in the Company performing well in difficult circumstances and in a difficult economic environment.

   The Committee reviewed each of the specific goals and criteria which had been established for Mr. Watts and concluded that he had performed well in each area and had met established goals.

   The Committee's conclusion was that Mr. Watts had done an outstanding job as Chief Executive Officer of Tasty Baking Company in 1995 despite significant challenges on many fronts and that, taking into consideration all of the circumstances referred to in this Report and the award of stock options by the Stock Option Plan Committee, it was appropriate to award Mr. Watts the bonus compensation referred to above and that his base salary for 1996 also be adjusted as noted.

   The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.

                                 The Compensation Committee

                                 Judith M. von Seldeneck, Chairman
                                 Nelson G. Harris
                                 Harold F. Still, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Harris who served as a member of the Compensation Committee of the Board of Directors in 1995 was formerly an Executive Officer of the Company until his retirement on May 1, 1992.

                              PERFORMANCE GRAPH

   The following line graph compares the five year cumulative total shareholder return on the Company's Common Stock with (i) the Wilshire 5000 and (ii) a peer group consisting of four snack food companies which include Flowers Industries, Interstate Bakeries, Lance, Inc. and J&J Snack Foods Corp. The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                              TASTY BAKING COMPANY
                           UNIT VALUES USED FOR PROXY
                                      1995

    240 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                             #    |
    220 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                 *           *    |
    200 |------------------------------------------------------------------|
        |                                     *                            |
        |                                                                  |
        |                                                                  |
    180 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                     #           #                |
    160 |------------------------------------------------------------------|
        |                         *                                        |
        |                                                                  |
        |               *         #           &                            |
    140 |-------------------------------------------------------------&----|
        |                                                                  |
        |               #         &                       &                |
        |                                                                  |
    120 |------------------------------------------------------------------|
        |               &                                                  |
        |                                                                  |
        |                                                                  |
    100 |---*&#------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
     80 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
           12/90      12/91     12/92       12/93       12/94       12/95


        * = Tasty Baking Company                                   & = Peer
                                     # = Wilshire 5000

                                                         Five Year Total Return
                                       ----------------------------------------------------------
                                       1990       1991      1992       1993       1994       1995
                                       ----       ----      ----       ----       ----       ----
           Tasty Baking Company   *     100        146       159        193        211        203
                     Peer Group   &     100        117       131        147        129        140
                  Wilshire 5000   #     100        134       146        163        163        222

Assumes $100 invested on December 31, 1990 in Tasty Baking Company Common Stock, the Wilshire 5000 Index and Peer Group Common Stock. Total shareholder returns assume reinvestment of dividends, including in 1993 the treatment of the P&J Spin-Off as a cash dividend of $8.66 per share (based on the market value of the P&J stock at the time of the dividend adjusted for the dividend ratio). The stock price performance shown above is not necessarily indicative of future price performance.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   Shareholders will be asked to approve the selection by the Company of Coopers & Lybrand L.L.P. as independent certified public accountants for the fiscal year ending December 28, 1996. Coopers & Lybrand L.L.P. is the Company's present independent certified public accountant. Representatives of the firm will be present at the meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of the Company.

   Although the submission to shareholders of the appointment of Coopers & Lybrand L.L.P. is not required by law or the Company's By-Laws, the Board is submitting this question to shareholders. If the shareholders do not ratify the appointment, the Board will not be bound to seek other independent auditors for 1996, but the selection of other independent auditors will be considered in future years.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF COOPERS & LYBRAND L.L.P.

                                OTHER BUSINESS

   The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

                    PROPOSALS FOR THE 1997 ANNUAL MEETING

   Any proposal which a shareholder of the Company intends to present at the 1997 Annual Meeting must be received by the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129, not later than December 1, 1996 for inclusion in the Company's proxy statement and proxy relating to the 1997 Annual Meeting.

                    ANNUAL REPORT ON FORM 10-K FILED WITH
                      SECURITIES AND EXCHANGE COMMISSION

   A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 30, 1995 may be obtained, without charge, by any shareholder, upon written request directed to Elizabeth H. Gemmill, Vice President and Secretary, Tasty Baking Company, 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

                                       By Order of the Board of Directors
                                                  Elizabeth H. Gemmill
                                                  Vice President and Secretary

                              TASTY BAKING COMPANY
          This Proxy is Solicited on Behalf of the Board of Directors
   Proxy for the Annual Meeting of Shareholders, April 26, 1996 at 11:00 A.M.


     The undersigned hereby constitutes and appoints Philip J. Baur, Jr. and Carl S. Watts, or any one of them, (with full power to act alone), with full power of substitution, to vote all of the common stock of Tasty Baking
Company which the undersigned has the full power to vote at the Annual
Meeting of Shareholders of Tasty Baking Company to be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

                           (Continued on other side)

/X/ Please mark your
    votes as in this
    example.


                          FOR      WITHHELD
1. ELECTION               / /        / /        Nominees: Class 1
   OF                                              Fred C. Aldridge, Jr.
   DIRECTORS.                                      G. Fred DiBona, Jr.
For, except vote withheld                          John M. Pettine
from the following
nominee(s)

--------------------------------
                                       FOR       AGAINST       ABSTAIN
2. Approval of the selection of        / /         / /           / /
   Coopers & Lybrand LLP, as
   independent public accountants for
   the fiscal year ending December 28,
   1996

                                       In their discretion the Proxies are
                                       authorized to vote upon such other
                                       business as may properly come before
                                       the meeting or any adjournment thereof.

                                       This proxy when properly executed will
                                       be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for proposals
                                       1 and 2 and in accordance with the
                                       instructions of the Board of Directors,
                                       on all other matters which may properly
                                       come before the meeting.

                                       PLEASE DATE, SIGN AND RETURN THIS PROXY
                                       IN THE ENCLOSED ENVELOPE.


SIGNATURES:                                     DATE
           -------------------------------------     --------------------------
(Note: Shareholders signatures should be exactly as name appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, tustee or guardian, please give full title and, if more than one, all should sign)